EXHIBIT 10.1

FORM OF EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of ______, 2016, is entered into by and between _______ (“Warrant Holder”) and Agritech Worldwide, Inc. (f/k/a Z Trim Holdings, Inc.) (the “Corporation”).

WITNESSETH:

WHEREAS, Warrant Holder is the beneficial owner of a warrant (“Warrant”) that is exercisable for _______ shares the Corporation’s Common Stock, par value $0.00005 (the “Common Stock”) at an exercise price of $0.64 per share; and

WHEREAS, Warrant Holder and the Corporation are willing to exchange the Warrant (the “New Exchange”) for shares of Common Stock of the Corporation (the “Warrant Shares”) such that each share of Common Stock underlying the Warrant will be exchanged for no less than one share of Common Stock (the “Exchange Ratio”), which ratio shall be determined in the discretion of the Company and communicated in writing by the Company to the Warrant Holder.

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1. Exchange and/or Amendment. By signing the signature page hereto and electing to participate in the New Exchange, the Warrant Holder hereby agrees that the Warrant and rights appertaining thereto held by Warrant Holder are exchanged for the Warrant Shares. The Warrant Holder’s election shall be effective as of the later of the date of acceptance of this Agreement by the Corporation, which shall be evidenced by its signature hereto, and the Corporation’s receipt of the Lock-Up Agreement referred to in Section 4. If on or prior to March 11, 2016 (subject to extension in the Company’s sole discretion [which date was subsequently extended to December 31, 2016]), this Agreement and the Lock-Up Agreement is not received by the Corporation and accepted by the Corporation, this Agreement shall terminate on March 11, 2016 (subject to extension in the Corporation’s sole discretion [which date was subsequently extended to December 31, 2016]). The Company will notify the Warrant Holder in writing of the final Exchange Ratio; provided that each share of Common Stock underlying the Warrant will be exchanged for no less than one share of Common Stock.

2.       Warrant Holder’s Representations and Warranties. Warrant Holder represents and warrants to the Corporation as follows:

a.	Warrant Holder is exchanging the Warrant for the Warrant Shares for Warrant Holder’s own account, for investment only and not with a view towards the public sale or distribution thereof, and not with a view to or for sale in connection with any distribution thereof;

b.	Warrant Holder is: (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended, by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents hereto, and (iii) able to afford the entire loss of Warrant Holder’s investment in the Warrant Shares;

c.	Warrant Holder is the sole owner of all rights, title and interest in and to the rights to the Warrant and Warrant Holder has not assigned, transferred, licensed, pledged or otherwise encumbered such rights or agreed to do so;

d.	Warrant Holder has full power and authority to enter into this Agreement and to exchange the Warrant or enter into the Amendment as provided for herein;

e.	There are no current challenges with respect to the ownership of the Warrant; and

f.	By entering into this Agreement, Warrant Holder will not breach the terms of any agreement or arrangement with any third party.

3.       Corporation’s Representations and Warranties. The Corporation represents and warrants to Warrant Holder as follows:

a.	Upon issuance, the Warrant Shares will be duly authorized and validly issued;

b.	The Corporation has full power and authority to enter into this Agreement and to issue the Warrant Shares as provided for herein; and

c.	By entering into this Agreement, the Corporation will not breach the terms of any agreement or arrangement with any third party.

4       Lock-Up Agreement. You acknowledge and agree that the issuance of the Warrant Shares in exchange for the Warrant is conditioned upon your exercise of a Lock-Up Agreement, which you agree to execute simultaneously with the execution of this Agreement.

5.       Governing Law; Miscellaneous. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date as first written above.

AGRITECH WORLDWIDE INC. (f/k/a Z TRIM HOLDINGS, INC.)

By: ____________________

Name:

Title: Chief Executive Officer

WARRANT HOLDER

By: ____________________

Name:

Title:

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